                                                                      EXHIBIT 11

                    THE UNION CORPORATION AND SUBSIDIARIES

    Determination of Primary and Fully Diluted Income Per Common and Common
                                Equivalent Share
                    (In thousands, except per share amounts)


                          For the Year Ended June 30,
                          ---------------------------


                                                                    1997                                 1996
                                                     ----------------------------------  -----------------------------------
                                                     Number of     Income     Per Share  Number of     Income      Per Share
                                                      Shares    Net of Taxes   Amount     Shares    Net of Taxes     Amount
                                                     ---------  ------------  ---------  ---------  ------------   ---------

Primary:
--------
Average common shares (based on weighted
  average number of shares outstanding)                  5,720                               5,611
Common stock equivalents (stock options)                   186                                 180
                                                         -----                               -----
Income from continuing operations                        5,906        $8,096      $1.37      5,791       $ 6,519       $1.13
                                                         =====                               =====
Discontinued operations loss provision
  (net of $935 and $2,800 tax benefit)                       -             -          -      5,791        (2,065)       (.36)
                                                         =====        ------      -----      =====       -------       -----
Net income                                               5,906        $8,096      $1.37      5,791       $ 4,454       $ .77
                                                         =====        ======      =====      =====       =======       =====

Fully Diluted:
--------------
Average common shares (based on weighted
  average number of shares outstanding)                  5,720                               5,611
Common stock equivalents (stock options)                   236                                 225
                                                         -----                               -----
Income from continuing operations                        5,956        $8,096      $1.36      5,836       $ 6,519       $1.12
                                                         =====                               =====
Discontinued operations loss provision
  (net of $935 and $2,800 tax benefit)                       -             -          -      5,836        (2,065)       (.35)
                                                         =====        ------      -----      =====       -------       -----
Net income                                               5,956        $8,096      $1.36      5,836       $ 4,454       $ .77
                                                         =====        ======      =====      =====       =======       =====

                                                                    1995
                                                     ----------------------------------
                                                     Number of     Income     Per Share
                                                      Shares    Net of Taxes   Amount
                                                     ---------  ------------  ---------
Primary:
--------
Average common shares (based on weighted
  average number of shares outstanding)                  5,558
Common stock equivalents (stock options)                    99
                                                         -----
Income from continuing operations                        5,657        $5,707      $1.01
                                                         =====
Discontinued operations loss provision
  (net of $935 and $2,800 tax benefit)                   5,657        (5,200)      (.92)
                                                         =====        ------      -----
Net income                                               5,657        $  507      $ .09
                                                         =====        ======      =====


Fully Diluted:
--------------
Average common shares (based on weighted
  average number of shares outstanding)                  5,558
Common stock equivalents (stock options)                   168
                                                         -----
Income from continuing operations                        5,726        $5,707      $1.00
                                                         =====
Discontinued operations loss provision
  (net of $935 and $2,800 tax benefit)                   5,726        (5,200)      (.91)
                                                         =====        ------      -----
Net income                                               5,726        $  507      $ .09
                                                         =====        ======      =====